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                                                                    EXHIBIT 5.01

                  [Letterhead of Gibson, Dunn & Crutcher LLP]


                                  May 7, 1999



(415) 393-8200                                                       18861-00007


Cadence Design Systems, Inc.
2655 Seely Avenue
San Jose, California  95134

     Re:  Registration Statements on Form S-4 of Cadence Design Systems, Inc.

Ladies and Gentlemen:

     We refer to the registration statement on Form S-4 filed on the date hereof, including amendments and exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), filed by Cadence Design Systems, Inc., a Delaware corporation (the "Corporation"), with respect to the issuance by the Corporation of up to an aggregate of 23,604,575 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), and associated preferred stock purchase rights (the "Rights"), upon consummation of the proposed merger of CDSI Acquisition, Inc., a wholly-owned subsidiary of the Corporation, with Quickturn Design Systems, Inc. (the "Merger").

     We have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of

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Cadence Design Systems, Inc.
May 7, 1999
Page 2


the opinion that (i) the issuance by the Corporation of the Shares and the Rights in connection with the Merger has been duly authorized and (ii) when issued as described in the Registration Statement, the Shares and Rights will be legally and validly issued, fully paid and non-assessable shares of Common Stock and Rights, respectively.

     This opinion is limited to the laws of the State of California and United States federal law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Background of the Merger," "Material Federal Income Tax Consequences," and "Legal Matters" in the Proxy Statement/Prospectus which forms a part of the Registration Statement filed on the date hereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.


                              Very truly yours,

                              /s/ Gibson, Dunn & Crutcher LLP

                              GIBSON, DUNN & CRUTCHER LLP

KRL/GJC/LAF